CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-238956 on Form S-6 of our report dated August 7, 2020, relating to the financial statement of FT 8831, comprising Dow(R) Target 10 Aug. '20 - Term 9/9/21 (The Dow(R) Target 10 Portfolio, August 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 7, 2020